EXHIBIT 23A


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of AutoInfo, Inc. for the year ended December 31, 2006, of our report dated February 26, 2007 on the financial statements of AutoInfo, Inc. for the year ended December 31, 2006 by reference to the Registration Statement under the Securities Act of 1933 (File No. 33-34442) of AutoInfo, Inc.

                                 /s/ Dworken, Hillman, LaMorte & Sterczala, P.C.
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Shelton, Connecticut                Dworken, Hillman, LaMorte & Sterczala, P.C.
March 27, 2007